Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-) pertaining to the 2013 Amended and Restated Stock Option Plan of Del Mar Pharmaceuticals (BC) Ltd.  and 2017 Omnibus Equity Incentive Plan of Kintara Therapeutics, Inc. of our report dated September 9, 2019, with respect to the consolidated financial statements of Kintara Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2020, filed with the Securities and Exchange Commission.

Vancouver, Canada,	/s/ Ernst & Young LLP
September 18, 2020	Chartered Professional Accountants